Exhibit 10.36
                            SECURED PROMISSORY NOTE

                                                        Date: November 2, 1999
                                                        Oklahoma City, Oklahoma

                  This promissory note ("Note") is made by Tower Tech, Inc., ("Borrower"),an Oklahoma Corporation, in favor of the City of Oklahoma City, a municipal corporation organized and existing under the laws of the State of Oklahoma, whose address is 200 North Walker Avenue, Oklahoma City, Oklahoma 73102 ("Lender").

         FOR VALUE RECEIVED, Borrower promises to pay to Lender, on order, the sum of Two Million Dollars ($2,000,000) together with interest thereon, all as hereinafter provided and upon the following agreements, terms and conditions:

          Interest. The Loan have an interest rate of six percent (6%).

         Payment. Borrower shall pay interest only at the end of the first six months. Borrower shall pay interest an all principal at the end of the twelfth month or at such time thereafter as may be agreed to in writing by both parties. All payments shall be made to the Lender, on order, at 420 West Main Street, Suite 920, Oklahoma City, Oklahoma 73102, or at such other place as the Lender or subsequent holder hereof may specify in writing from time to time.

         Prepayment. Except as otherwise provided, Borrower may prepay interest or principal. No prepayment hereunder shall affect the obligation of the Borrower to pay the regular installments of principal and interest. Prepayments shall not extend or postpone the due date of any subsequent installment or change the amount of such installment.

         Modification. This Note shall only be modified with the written consent of the Borrower and the Lender.

         Security. This Note and the sums evidenced hereby are secured as follows: $1,000,000 will be secured by a Mortgage on Borrower's plant real estate and $1,000,000 will be secured by a Uniform Commercial Code Financing Statement on the Borrower's inventory and accounts receivable, which lien will be subject to liens in favor of People First Bank of Kingfisher. In addition, Harold Curtis, CEO; Robert Brink, President; Micah Curtis, Vice President; and Charles Whitsitt, Chief Finance Officer have executed non-recourse personal guaranties secured by a pledge of their common stock in Tower Tech, Inc. Borrower agrees to perform and comply with all of the agreements, terms and conditions of the Mortgage. Default by the Borrower, or Mortgagor under the Mortgage in any of the terms and conditions of the Mortgage or other security agreements shall at the option of the holder hereof, be construed as a default under this Note.

          Transfer of Property. If the real property given as security for this Note or any part thereof is sold, transferred or otherwise disposed of without Lender's prior written consent, Lender may declare all principal and interest to be immediately due and payable. The obligations of the Borrower are not assignable nor assumable by any person or firm, nor may any person or firm take or receive the property "subject to" this Note, without the prior written consent of Lender.

          Default, Late Charges and Acceleration. In the event of any payment default, the Lender or any subsequent holder may, at its option, declare the entire principal balance and accrued interest of this Note immediately due and payable without notice or other demand. Failure to exercise this option to accelerate shall not constitute a waiver of the right to exercise such option at any time Borrower is in default. In addition, if any installment under this Note is unpaid more than fifteen (15) days after it is due, there shall be added to each such delinquent installment a late charge equal to four percent (4%) of the installment. A "default" shall mean any failure to pay any sum then owing hereon when due, or the failure to pay any other sum which may become due and payable pursuant to the Mortgage, or other Loan Documents as defined in the Loan Agreement, or any breach of warranty in or the failure to perform or comply with any of the agreements, terms and conditions of the Mortgage, or other Loan
Documents. All payments made after default shall be applied first to late charges, then to interest, and then to principal.

          Attorney's Fees, Costs and Expenses. In the event of any default in the payment of this Note, and if this Note is referred to an attorney for collection or suit is brought hereon, the Borrower shall pay to Lender or any subsequent holder all expenses and costs of collection, including, but not limited to, reasonable attorney's fees. Any judgment recovered by the Lender or subsequent holder shall bear interest at the highest rate permitted by law on such judgment.

          Liability. All persons signing this Note as Borrower agree that they shall be liable hereon jointly and severally, and they waive demand, presentment for payment, protest and notice of protest, and of nonpayment. Each such person agrees that any modification or extension of the terms of payment made by the Lender or subsequent holder of this Note with or without notice, at the request of any person liable hereon or owning an interest in any property, real or personal, described in the Mortgage, or a release of any party liable for his obligation, or a release of property, real or personal, or any part hereof from the lien of the Mortgage shall not diminish or impair his or their liability for the payment hereof.

         Venue and Applicable Law. Borrower agrees that the venue and forum of any action hereon shall be the District Court of Oklahoma County, Oklahoma, and this Note shall be construed according to the laws of the State of Oklahoma.

                                Tower Tech, Inc.

                                    By:  ss/CHARLES D./ WHITSITT
                                         -----------------------

                                         Charles D. Whitsitt

                                         Chief Financial Officer

CORPORATE ACKNOWLEDGMENT

STATE OF OKLAHOMA
COUNTY OF OKLAHOMA

     On this lst day of November, 1999, before me personally appeared Charles D. Whitsitt to me known to be the CFO of Tower Tech, Inc. that executed the within and foregoing instrument, and acknowledged said instrument to be the free and voluntary act and deed of said corporation, for the uses and purposes therein mentioned, and on oath stated that he/she was authorized to execute said instrument and that the seal affixed is the corporate seal of said corporation. In Witness Whereof I have hereunto set my hand the day and year first above written.

                                                ss/PATTY LEWIS POAG
                                                -------------------
                                                NOTARY PUBLIC

MY COMMISSION EXPIRES:  March 9, 2002

APPROVED as to form and legality this 2nd day of November, 1999.

                                                ss/DARRELL SIMMONS
                                                -------------------
                                                Assistant Municipal Counselor